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                                                                    EXHIBIT 10.7

                     SERVICE PROVIDER STOCKHOLDERS AGREEMENT
                                       OF
                        SUNSHINE ACQUISITION CORPORATION

          This Service Provider Stockholders Agreement ("Agreement") is entered into as of this ___ day of _________, 2005, by and among Sunshine Acquisition Corporation, a Delaware corporation (the "Company"), Carlyle Partners IV, L.P., a Delaware limited partnership ("CP IV"), CP IV Coinvestment, L.P., a Delaware limited partnership ("Coinvestment", and, together with CP IV, the "Initial Carlyle Stockholders") and the service providers that hold shares of Common Stock (as defined below) or Vested Options (as defined below) that are or become a party hereto from time to time by executing a supplemental signature page in the form attached as Exhibit A hereto (each such holder and any Permitted Transferee of such holder, individually, a "Service Provider Stockholder," and collectively, the "Service Provider Stockholders"). Certain capitalized terms used herein without definition have the meanings ascribed to them in Section 9 hereof.

                                    RECITALS:

          WHEREAS, on the date hereof, the Company acquired all of the outstanding capital stock of SS&C Technologies, Inc., a Delaware corporation ("SS&C"), pursuant to that certain Agreement and Plan of Merger, dated as of July 28, 2005, and amended as of August 25, 2005, by and among the Company, Sunshine Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Company formed solely for purposes of the merger, and SS&C (the "Merger Agreement").

          WHEREAS, certain Service Provider Stockholders (a) hold shares of common stock, par value $0.01 per share, of the Company ("Common Stock") and/or
(b) have been or may hereafter be issued shares of Common Stock pursuant to the exercise by such Service Provider Stockholders of vested options to purchase Common Stock ("Vested Options"), which such options (i) were issued in exchange for vested options to purchase common stock of SS&C pursuant to the Merger Agreement (the "Assumed Options") or (ii) may hereafter be issued pursuant to any stock option plans or other employee benefit plans, in either case, now in effect or hereafter adopted by the board of directors of the Company (the "Board", and each director, a "Director") or pursuant to other arrangements approved by the Board (the shares of Common Stock or other shares of capital stock of the Company issued or that are hereafter issued to the Service Provider Stockholders being collectively referred to as the "Restricted Shares" and, together with the Vested Options, any other vested rights issued by the Company to the Service Provider Stockholders to acquire Common Stock or capital stock of the Company, the "Restricted Securities"); and

          WHEREAS, the Parties hereto desire to establish herein certain terms and conditions upon which the Restricted Securities will be held, including provisions restricting the transfer of such, and providing for other matters.

                                   AGREEMENT:

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          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Restrictions on Transfer.

          Except for (i) Transfers effected by Service Provider Stockholders pursuant to the exercise of Bring-Along Rights pursuant to Section 2 by the Carlyle Stockholders or any Transfer effected in connection with a Company Sale pursuant to Section 2; (ii) Transfers effected by Service Provider Stockholders pursuant to the exercise of Tag-Along Rights pursuant to Section 3; (iii) Transfers effected by Service Provider Stockholders pursuant to the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Initial Carlyle Stockholders, William C. Stone and the Service Provider Stockholders; and (iv) any Permitted Transfer, no Service Provider Stockholder shall Transfer any Restricted Securities without the prior written approval of a majority of the members of the Board, which such majority shall include at least one Director nominated by William C. Stone, for so long as he serves as the Chief Executive Officer of the Company. Each Service Provider Stockholder further agrees that, in connection with any Permitted Transfer, any Transfer approved by the Board or any Transfer after the IPO, such Service Provider Stockholder shall, if requested by the Company, deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that such Transfer is not in violation of this Agreement, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or the securities laws of any state. Any purported Transfer in violation of the provisions of this Section 1 shall be null and void and shall have no force or effect. It shall be a condition to any Permitted Transfer, any Transfer approved by the Board (other than any Transfer pursuant to Rule 144 promulgated under the Securities Act approved by the Board) or any Transfer after the IPO (other than any Transfer pursuant to Rule 144 promulgated under the Securities Act) that the transferee shall (i) agree to become a party to this Agreement as a Service Provider Stockholder and (ii) execute a signature page in the form attached as Exhibit A hereto acknowledging that such transferee agrees to be bound by the terms hereof.

Section 2. Bring-Along Rights.

          (a) If on or after the earlier of (i) the second anniversary of the date hereof and (ii) the date that William C. Stone ceases to be Chief Executive Officer of the Company, one or more Carlyle Stockholders, in one transaction or a series of related transactions, propose to Transfer fifty percent (50%) or more of the outstanding shares of Common Stock to one or more Persons other than Affiliates, partners, members or stockholders of the Carlyle Stockholders (each such Person, a "Third Party Purchaser"), then such Carlyle Stockholder(s) shall have the right (a "Bring-Along Right") upon delivery of the Bring-Along Notice (defined below), but not the obligation (subject to Section 3 hereof), to require all, but not less than all, of the Service Provider Stockholders to tender for purchase to the Third Party Purchaser(s), on the same terms and conditions as apply to the Carlyle Stockholder(s) (provided, however, that (i) in the event


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that the Carlyle Stockholder(s) are granted the right to appoint any director or directors of any Person in connection with such Transfer, the Carlyle Stockholder(s) shall be entitled to designate such member or members of the board of directors of such Person and (ii) in the event that any portion of the consideration payable to the Carlyle Stockholder(s) in connection with such Transfer is in a form other than cash, and the Third Party Purchaser notifies the Carlyle Stockholders that the Third Party Purchaser desires to provide to the Service Provider Stockholders consideration solely in cash in lieu of the non-cash consideration to be provided to the Carlyle Stockholder(s), then, at the election of the Carlyle Stockholder(s), the consideration payable to such Service Provider Stockholders in connection with such Transfer may consist solely of cash, in an amount per share equal to the fair market value
(determined based on the manner in which the value of the non-cash consideration was determined in connection with such transaction) of the per share consideration received by the Carlyle Stockholder(s)), a number of Restricted Securities (including any options that vest as a result of the consummation of such Transfer to such Third Party Purchaser(s)) that, in the aggregate, equal the number derived by multiplying (A) the total number of Restricted Securities owned by such Service Provider Stockholder (including any options that vest as a result of the consummation of such Transfer to such Third Party Purchaser(s));
by (B) a fraction, the numerator of which is the total number of shares of Common Stock to be sold by the Carlyle Stockholder(s) in connection with such transaction or series of related transactions, and the denominator of which is the total number of the then-outstanding shares of Common Stock collectively held by the Carlyle Stockholder(s); provided that the Bring-Along Right may be exercised by the Carlyle Stockholder(s) prior to the earlier of (i) the second anniversary of the date hereof and (ii) the date that William C. Stone ceases to be Chief Executive of the Company, if William C. Stone or any of his Permitted Transferees are transferring shares of Common Stock in such transaction or series of related transactions or consent in writing to such exercise of the Bring-Along Right. For purposes of this Section 2 and Section 3 hereof, the phrase "number of Restricted Securities" held by any Person or group of Persons shall mean the number of Restricted Shares held by such Person or group of Persons plus the number of shares of Common Stock issuable upon exercise of Vested Options held by such Person or group of Persons.

          (b) If any Carlyle Stockholder(s) elect to exercise the Bring-Along Right under this Section 2 with respect to the Restricted Securities held by the Service Provider Stockholders, then the Carlyle Stockholder owning a majority of the shares of Common Stock to be Transferred shall so notify each Service Provider Stockholder in writing (a "Bring-Along Notice"). Each Bring-Along Notice shall set forth: (i) the name of the Third Party Purchaser(s) and the number of shares of Common Stock proposed to be sold by the Carlyle Stockholder(s) to such Third Party Purchaser(s); (ii) the proposed amount and form of consideration and material terms and conditions of payment offered by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer ("Third Party Terms"); and (iii) the number of Restricted Securities that such Service Provider Stockholder shall be required to sell in such Transfer (as determined in accordance with Section 2(a) above). The Bring-Along Notice shall be given at least fifteen (15) days before the closing of the proposed Transfer.


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          (c) Upon the giving of a Bring-Along Notice, such Service Provider
Stockholder shall be obligated to sell such number of Restricted Securities as is set forth in the Bring-Along Notice on the Third Party Terms.

          (d) At the closing of the Transfer to any Third Party Purchaser(s) pursuant to this Section 2, the Third Party Purchaser(s) shall remit to such Service Provider Stockholder (i) the consideration for the total sales price of the Restricted Securities held by such Service Provider Stockholder sold pursuant hereto, minus (ii) such Service Provider Stockholder's pro rata portion of the consideration to be escrowed or otherwise held back, if any, in accordance with the Third Party Terms, minus (iii) the aggregate exercise price of any Vested Options being Transferred by such Service Provider Stockholder to such Third Party Purchaser(s), against delivery by such Service Provider Stockholder of (i) certificates for such Restricted Shares, duly endorsed for Transfer or with duly executed stock powers reasonably acceptable to the Company, and/or (ii) an instrument evidencing the Transfer or the cancellation of the Vested Options subject to the Bring-Along Right reasonably acceptable to the Company, and the compliance by such Service Provider Stockholder with any other conditions to closing generally applicable to the Carlyle Stockholder(s) and all other holders of Common Stock selling shares in such transaction, which transaction will not subject any Service Provider Stockholder to any liability other than (i) such Service Provider Stockholder's pro rata share of any liability to which the holders of Common Stock selling shares in such transaction are subject in connection with such liability and (ii) liabilities in respect of any representation, warranty or indemnity with respect to the title and ownership of the Restricted Securities being sold by such Service Provider Stockholder. In the event that the proposed Transfer of the Common Stock to such Third Party Purchaser is not consummated, the Bring Along Right shall continue to be applicable to any proposed subsequent Transfer of the Common Stock by any Carlyle Stockholder(s) pursuant to this Section 2.

          (e) In the event that (i) any Carlyle Stockholder exercises its rights pursuant to this Section 2, or (ii) a Company Sale is approved by the Board and the holders of fifty percent (50%) or more of the then-outstanding shares of Common Stock, each Service Provider Stockholder shall consent to and raise no objections against such transaction, and if any such transaction is structured as a sale of stock, each Service Provider Stockholder shall take all actions that the Board and/or the Carlyle Stockholder(s) reasonably deem necessary or desirable in connection with the consummation of such transaction. Without limiting the generality of the foregoing, each Service Provider Stockholder agrees that it (i) shall consent to and raise no objections against such transaction; (ii) shall execute any Common Stock purchase agreement, merger agreement or other agreement entered into with the purchaser with respect to such transaction setting forth the Third Party Terms and any ancillary agreement (related to the Transfer of the shares or the Company Sale, but not with respect to employment) with respect thereto; (iii) shall vote the Common Stock held by such Service Provider Stockholder in favor of such transaction (including executing a written consent of stockholders approving such transaction); and
(iv) shall refrain from the exercise of dissenters' appraisal rights with respect to such transaction. In addition, in connection with any such Company Sale, each holder of Vested Options agrees that, at the election of the Board, each outstanding Vested Option shall be terminated and converted into the right to receive cash consideration in connection with such


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Company Sale in an amount equal to (x) the fair market value of the per share consideration received in connection with such Company Sale by the Carlyle Stockholder(s) (which value shall, in the case of any non-cash consideration, be determined based on the manner in which the fair market value of such non-cash consideration was determined in connection with such Company Sale), less (y) the exercise price of such Vested Option and any applicable withholding taxes.

          (f) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation, or other reorganization), each Service Provider Stockholder shall, if requested by the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities Act) reasonably acceptable to the Company. If such purchaser representative was designated by the Company, the Company shall pay the fees of such purchaser representative, but if any Service Provider Stockholder appoints another purchaser representative, such Service Provider Stockholder shall be responsible for the fees of the purchaser representative so appointed.

          (g) Each Service Provider Stockholder shall bear its pro rata share of the costs of any Company Sale or other transaction (pursuant to this Agreement or otherwise) in which it sells Restricted Securities to the extent such costs are incurred for the benefit of all holders of Restricted Securities and are not otherwise paid by the Company or the acquiring party.

Section 3. Tag-Along Right.

          (a) In the event that any Carlyle Stockholder(s) propose to Transfer capital stock of the Company to a Third Party Purchaser, then each Service Provider Stockholder shall have the right (the "Tag-Along Right") to request that the proposed Third Party Purchaser purchase from such Service Provider Stockholder up to the number of whole Restricted Securities equal to the number derived by multiplying (x) the total number of shares of Common Stock that the proposed Third Party Purchaser has agreed or committed to purchase plus the total number of shares of Common Stock that are issuable upon conversion, exercise or exchange of Vested Options or Convertible Securities that the proposed Third Party Purchaser has agreed or committed to purchase, by (y) a fraction, the numerator of which is the total number of Restricted Securities (including any options that vest as a result of the consummation of such Transfer to such Third Party Purchaser but excluding (i) shares issuable upon the exercise of unvested options and (ii) any Vested Options that have an exercise price per share of Common Stock greater than the price per share of Common Stock to be paid by the Third Party Purchaser) owned by such Service Provider Stockholder, and the denominator of which is the aggregate number of shares of Common Stock collectively owned by the Carlyle Stockholders, such Service Provider Stockholder and all other holders of Common Stock plus the aggregate number of shares of Common Stock issuable upon conversion, exercise or exchange of Vested Options and Convertible Securities (excluding (i) shares issuable upon the exercise of unvested options and (ii) any Vested Options or other Convertible Securities that have an exercise or conversion price per share of Common Stock greater than the price per shares of Common Stock to be paid


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by the Third Party Purchaser) owned by all Carlyle Stockholder(s), such Service
Provider Stockholder and all other holders of Common Stock, Vested Options, or other Convertible Securities. Any Restricted Securities purchased from the Service Provider Stockholders pursuant to this Section 3(a) shall be purchased at the same price per share of Common Stock (less, in the case of a Vested Option, the exercise price thereof) and upon the same terms and conditions as such proposed Transfer by the Carlyle Stockholder(s) (provided, however, that (i) in the event that the Carlyle Stockholder(s) are granted the right to appoint any director or directors of any Person in connection with such Transfer, the Carlyle Stockholder(s) shall be entitled to designate such member or members of the board of directors of such Person and (ii) in the event that any portion of the consideration payable to the Carlyle Stockholder(s) in connection with such Transfer is in a form other than cash, and the Third Party Purchaser notifies the Carlyle Stockholder(s) that the Third Party Purchaser desires to provide to the Service Provider Stockholders exercising their rights under this Section 2 consideration solely in cash in lieu of the non-cash consideration to be provided to the Carlyle Stockholder(s), then, at the election of the Carlyle Stockholder(s), the consideration payable to such Service Provider Stockholders in connection with such Transfer may consist solely of cash, in an amount per share equal to the fair market value (determined based on the manner in which the value of the non-cash consideration was determined in connection with such transaction) of the per share consideration received by the Carlyle Stockholder(s)).

          (b) The Carlyle Stockholder(s) shall notify each Service Provider Stockholder in writing in the event such Carlyle Stockholder(s) propose to make a Transfer or series of Transfers giving rise to the Tag-Along Right at least fifteen (15) business days prior to the date on which such Carlyle Stockholder(s) expect to consummate such Transfer (the "Sale Notice") which notice shall specify the number of shares of Common Stock which the Third Party Purchaser intends to purchase in such Transfer. The Tag-Along Right may be exercised by any Service Provider Stockholder by delivery of a written notice to the Carlyle Stockholder(s) proposing to sell securities of the Company (the "Tag-Along Notice") within ten (10) business days following receipt of the Sale Notice from such Carlyle Stockholder(s). The Tag-Along Notice shall state the number of Restricted Securities that the Service Provider Stockholder proposes to include in such Transfer to the proposed Third Party Purchaser (not to exceed the number as determined above). In the event that the proposed Third Party Purchaser does not purchase the specified number of Restricted Securities from the Service Provider Stockholders at the same price per share of Common Stock (less, in the case of a Vested Option, the exercise price thereof) and on the same terms and conditions as such proposed Transfer by the Carlyle Stockholder(s) (provided, however, that in the event that the Carlyle Stockholder(s) are granted the right to appoint any director or directors of any Person in connection with such Transfer, the Carlyle Stockholder(s) shall be entitled to designate such member or members of the board of directors of such Person), then the Carlyle Stockholders shall not be permitted to sell any shares of Common Stock to the proposed Third Party Purchaser unless such Carlyle Stockholder(s) purchase from the Service Provider Stockholder such specified number of Restricted Securities on the same terms and conditions as specified in such Sale Notice.

          (c) At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 3, the Third Party Purchaser shall remit to each Service Provider Stockholder exercising


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his rights under this Section 3 (x) the consideration for the total sales price of the Restricted Securities (calculated in the manner set forth above) held by such Service Provider Stockholder sold pursuant hereto, minus (y) the aggregate exercise price of any Vested Options being Transferred by such Service Provider Stockholder to such Third Party Purchaser(s), minus (z) such Service Provider Stockholder's pro rata portion of any such consideration to be escrowed or otherwise held back, if any, in accordance with the Third Party Terms, against delivery by such Service Provider Stockholder of certificates for such Restricted Shares subject to the Tag Along Right, duly endorsed for Transfer or with duly executed stock powers reasonably acceptable to the Company, and/or an instrument evidencing the Transfer or the cancellation of the Vested Options being sold reasonably acceptable to the Company, and the compliance by such Service Provider Stockholder with any other conditions to closing generally applicable to the Carlyle Stockholder(s) and all other holders of Common Stock, Vested Options or Convertible Securities selling securities in such transaction.

Section 4. Dividend Equivalents.

          (a) Each Service Provider Stockholder who holds Assumed Options as of the record date of a cash dividend that is declared by the Company on shares of Common Stock, will receive, with respect to each Assumed Option held by the Service Provider Stockholder on such record date, a cash payment (the "Dividend Equivalent"), less any applicable withholding taxes, on the date of the payment of such cash dividend (or, if later, payment shall be made at the earliest time permitted under the terms of the agreements governing any indebtedness to which the Company or any of its subsidiaries may be a party) equal to the product of:

               (i) the difference between (1) the number of shares of Common Stock subject to such Assumed Options, minus (2) a number of shares of Common Stock equal to (x) the aggregate exercise price of such Assumed Options, divided by (y) the fair market value of a share of Common Stock immediately prior to the record date of such dividend (rounded down to the nearest whole share of Common Stock); and

               (ii) the dollar amount of such dividend per share of Common
     Stock.

          (b) The fair market value of a share of Common Stock for purposes of this Section 4 shall be reasonably determined by the Board, taking into account the most recent Third Party Valuation (defined below) obtained by the Company.

          (c) In no event shall a Service Provider Stockholder be eligible for a Dividend Equivalent (i) in connection with an extraordinary cash dividend where the Assumed Options are adjusted to reflect such extraordinary cash dividend, or
(ii) on or after the Service Provider Stockholder's Termination of Service.

          (d) Each Service Provider Stockholder understands and agrees that each Assumed Option that is an "incentive stock option," as such term is defined in
Section 422 of the Code, shall, as a result of this Section 4 and Section 6, no longer be an "incentive stock option" and instead will be treated for tax purposes as a non-qualified stock option.


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Section 5. Rights to Repurchase Restricted Securities.

          (a) During the period beginning on the date of the Service Provider Stockholder's Termination of Service and ending on the date nine (9) months following the later of (i) the date of such Termination of Service and (ii) the date of the exercise of any Vested Options held by the Service Provider Stockholder as of the date of such Termination of Service, the Company shall have the option to repurchase the Restricted Securities (including any Vested Options) held by the terminated Service Provider Stockholder and/or his or her Permitted Transferees (collectively, the "Call Right"); provided, however, that such Call Right shall not apply to any Assumed Options (or underlying shares of Common Stock) held by any Service Provider Stockholder that is terminated by the Company or one of its subsidiaries without Cause or that resigns from the Company or one of its subsidiaries with Good Reason. The Call Right may be exercised once with respect to any terminated Service Provider Stockholder. The purchase price payable by the Company upon exercise of the Call Right (the "Purchase Price") shall be the fair market value of the Restricted Securities (which shall mean the fair market value of the Restricted Shares if the Call Right is with respect to Vested Options, less any applicable exercise price and withholding taxes), subject to the Call Right on the date of the Call Notice. The Company shall engage an investment bank to determine the fair market value of the Common Stock (i.e. the value of the Company in its entirety) (a "Third Party Valuation") at least once every twelve (12) months; provided that the Company shall not be required to obtain a Third Party Valuation prior to March 31, 2007. The fair market value of the Restricted Securities subject to a Call Right shall be reasonably determined by the Board, taking into account the most recent Third Party Valuation obtained by the Company; provided that when determining fair market value for purposes of this Section 5, the Board shall not further discount the fair market value of the Restricted Securities solely because (i) it is determining the fair market value of Restricted Securities that constitute less than a majority of all of the outstanding shares of Common Stock of the Company or (ii) there is no liquid public market for the Restricted Securities; provided further that the foregoing shall not limit the ability of an investment bank or the Board to take into account the fact that there is no liquid public market when determining the value of the Common Stock. The Call Right shall be exercised by written notice (the "Call Notice") to such Service Provider Stockholder given in accordance with Section 10(f) of this Agreement on or prior to the last day on which the Call Right may be exercised by the Company. Notwithstanding the foregoing, to the extent Restricted Securities are purchased pursuant to a plan or arrangement that is intended to comply with
Section 260.140.41 of Title 10 of the California Code of Regulations, the Call Right with respect to such Restricted Securities held by employees who are not managers, directors, consultants or officers of the Company or any of its subsidiaries shall comply with Section 260.140.41 of Title 10 of the California Code of Regulations, as determined by the Board.

          (b) The repurchase of Restricted Securities pursuant to the exercise of the Call Right shall take place on a date specified by the Company, but in no event later than sixty (60) days following the date of the exercise of such Call Right or, if later, within ten (10) days following the receipt by the Company of all necessary governmental approvals. On such date, such Service Provider Stockholder shall transfer the Restricted Securities subject to the Call Notice to the Company, free and clear of all liens and encumbrances, by delivering to the


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Company the certificates or other documents representing the Restricted
Securities to be purchased, duly endorsed for transfer to the Company or accompanied by a stock power duly executed in blank, and the Company shall pay to such Service Provider Stockholder the Purchase Price in cash or by bank or cashier's check.

Section 6. Assumed Option Tax Withholding and Net Exercise.

          (a) Each Service Provider Stockholder who holds an Assumed Option, upon exercise thereof within ninety (90) days of the scheduled expiration of such Assumed Option, shall have the right to require the Company to retain shares of Common Stock underlying such Assumed Option having a fair market value on the date of the exercise of the Assumed Option equal to the amount of the Service Provider Stockholder's tax withholding obligation that arises in connection with the exercise of such Assumed Option; provided that the foregoing is at such time permitted under the terms of the agreements governing any indebtedness to which the Company or any of its subsidiaries may be a party; and provided, further that no fractional shares of Common Stock will be retained to satisfy any portion of the withholding tax and the Service Provider Stockholder hereby agrees to satisfy any additional amount of withholding taxes that are not satisfied through the retention of shares of Common Stock by the Company. Any shares of Common Stock retained by the Company pursuant to this Section 6 shall be deducted from the underlying shares to be received by such Service Provider Stockholder upon exercise of the Assumed Option.

          (b) With the consent of the Board and to the extent permitted by law, each Service Provider Stockholder may pay the exercise price of an Assumed Option for the shares of Common Stock with respect to which such Assumed Option is exercised through the surrender of shares of Common Stock then issuable upon exercise of the Assumed Option having a fair market value on the date of the exercise of the Assumed Option equal to the aggregate exercise price of the exercised portion of the Assumed Option (in which case the Service Provider Stockholder will be deemed the legal owner of such surrendered shares of Common Stock at the time of the exercise of the Assumed Option); provided that the foregoing is at such time permitted under the terms of the agreements governing any indebtedness to which the Company or any of its subsidiaries may be a party; and provided, further that no fractional shares of Common Stock may be surrendered to satisfy any portion of the exercise price and the Service Provider Stockholder hereby agrees to satisfy any additional amount of exercise price that is not satisfied through the surrender of shares of Common Stock by the Company.

          (c) The fair market value of a share of Common Stock for purposes of this Section 4 shall be reasonably determined by the Board, taking into account the most recent Third Party Valuation obtained by the Company.

Section 7. Permitted Transfers.

          Anything herein to the contrary notwithstanding, the provisions of the first sentence of Section 1 shall not apply to: (a) any Transfer of Restricted Shares by a Service Provider Stockholder by gift to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or to


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a trust, partnership or limited liability company for the benefit of such members; provided that such Service Provider Stockholder shall retain sole and exclusive control over the voting and disposition of said Restricted Shares until the termination of this Agreement; or (b) any Transfer of Restricted Shares by a Service Provider Stockholder to the heirs, executors or legatees of such Service Provider Stockholder by operation of law upon the death or incapacity of such Service Provider Stockholder (each of the Transfers referenced in clauses (a) and (b) above being referred to herein as a "Permitted Transfer"); provided that, in each case, such Transfer is effected in compliance with all of the provisions of Section 1 hereof other than the restrictions contained in the first sentence of Section 1 hereof. The recipient of any Restricted Shares pursuant to the foregoing shall be referred to herein as a "Permitted Transferee" and shall be deemed a Service Provider Stockholder for all purposes of this Agreement.

Section 8. Termination.

          This Agreement, and the respective rights and obligations of the Parties, shall terminate (i) upon the consummation of a Company Sale or (ii) with respect to any Service Provider Stockholder, upon execution of a written agreement of such Service Provider Stockholder, the Initial Carlyle Stockholders and the Company to terminate this Agreement; provided that (i) first sentence of
Section 1 and the provisions of Sections 3, 4, 5 and 6 shall terminate upon the consummation of an IPO.

Section 9. Certain Definitions.

          (a) As used in this Agreement, the following terms shall have the meanings set forth below.

          "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

          "Carlyle Stockholders" means (i) the Initial Carlyle Stockholders,
(ii) any Affiliate of any Initial Carlyle Stockholder that is issued any shares of Common Stock after the date hereof, and (iii) any subsequent transferee of the shares of Common Stock held by the Persons listed in clause (i) or clause
(ii) above.

          "Cause" means (a) the Board's determination that the Service Provider Stockholder failed to substantially perform his or her duties (other than any such failure resulting from the Service Provider Stockholder's disability) which is not remedied within ten days after receipt of written notice from the Company specifying such failure; (b) the Board's determination that the Service Provider Stockholder failed to carry out, or comply with any lawful and reasonable directive of the Board or the Service Provider Stockholder's immediate supervisor, which is not remedied within ten days after receipt of written notice from the Company specifying such failure; (c) the Service Provider Stockholder's conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (d) the Service Provider Stockholder's unlawful use (including being under the influence) or possession of illegal drugs on the Company's premises or while performing the Service Provider Stockholder's duties and responsibilities; (e) the Service Provider Stockholder's commission of a material act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company; or (f) any other reason which would permit by law the Company to terminate the service of the Service Provider Stockholder without notice or without pay in lieu of notice thereof. Notwithstanding the foregoing, if the Service Provider Stockholder is a party to a written employment or consulting agreement with the Company (or its Subsidiary), then "Cause" shall be as such term is defined in the applicable written employment or consulting agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Sale" means the consummation of any transaction or series of transactions pursuant to which one or more Persons or group of Persons (other than any Initial Carlyle Stockholder or its Affiliates) acquires (i) capital stock of the Company possessing the voting power sufficient to elect a majority of the members of the Board or the board of directors of the successor to the Company (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the assets of the Company and its subsidiaries.

          "Convertible Securities" means any option, warrant or right, other than the Vested Options, convertible, exercisable or exchangeable for shares of Common Stock and any other securities that are convertible, exchangeable or exercisable into shares of Common Stock.

          "Good Reason" means the Service Provider's resignation from employment with the Company or any of its subsidiaries within ninety (90) days following one of the following events (which event is not cured within thirty (30) days following Service Provider's providing the Company with written notice of Service Provider's intent to resign for Good Reason):

               (i) a material reduction in the scope of the Service Provider's duties as in effect for at least six (6) months prior to such reduction, where Service Provider's new duties are materially inconsistent with the Service Provider's position with the Company or any subsidiary; or

               (ii) a material reduction by the Company in the Service Provider's base salary.

          "IPO" means a public offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act.

          "Party" means any of the parties to this Agreement, as set forth in the preamble.

          "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or other entity.

          "Termination of Service" shall mean the time when the employee-employer and service provider-service recipient relationship between a Service Provider Stockholder and the Company or one of its subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment or reengagement by the Company or one of its subsidiaries.

          "Transfer" means any sale, transfer, assignment, conveyance, pledge or other disposition.

          (b) The following terms have the meaning set forth in the Sections set forth below:

DEFINED TERM                   LOCATION OF DEFINITION
------------                   ----------------------
Affiliate                      Section 9
Agreement                      Preamble
Assumed Options                Recitals
Board                          Recitals
Bring-Along Notice             Section 2
Bring-Along Right              Section 2
Call Notice                    Section 5
Call Right                     Section 5
Carlyle Stockholders           Section 9
Coinvestment                   Preamble
Common Stock                   Recitals
Company                        Preamble
Company Sale                   Section 9
Convertible Securities         Section 9
CP IV                          Preamble
Director                       Recitals
Dividend Equivalent            Section 4
Initial Carlyle Stockholders   Preamble
IPO                            Section 9
Party                          Section 9
Merger Agreement               Recitals
Permitted Transfer             Section 6
Permitted Transferee           Section 6
Person                         Section 9
Purchase Price                 Section 5
Restricted Securities          Section 9
Restricted Shares              Section 9
Sale Notice                    Section 3
Securities Act                 Section 1
SS&C                           Recitals
Tag-Along Notice               Section 3
Tag-Along Right                Section 3
Termination of Service         Section 9

Third Party Purchaser          Section 2
Third Party Terms              Section 2
Third Party Valuation          Section 5
Transfer                       Section 9
Vested Options                 Recitals

Section 10. Miscellaneous.

          (a) Legends. Each certificate representing the securities issued by the Company and held by a Service Provider Stockholder shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF."

In addition to the foregoing, each certificate representing securities issued by the Company and held by a Service Provider Stockholder shall bear the following legend:

          "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SERVICE PROVIDER STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF ____________, 2005. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

          (b) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee and shall also apply to any securities acquired by a Service Provider Stockholder after the date hereof.

          (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

          (d) Specific Performance; Submission to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in Court of Chancery or other courts of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 10(f). Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10(f) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

          (e) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

          (f) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices.

          (i) If to any Carlyle Stockholder, addressed to such Carlyle Stockholder, c/o The Carlyle Group, at:

                    101 South Tryon Street, 25th Floor
                    Charlotte, NC 28280
                    Attention: Claudius E. Watts IV
                    Facsimile: (704) 632-0299

                    With a copy to:

                    Latham & Watkins LLP
                    555 Eleventh Street, N.W.
                    Tenth Floor
                    Washington, D.C. 20004
                    Attention: Daniel T. Lennon
                    Facsimile: (202) 637-2201;

          (ii) If to any Service Provider Stockholder, to the address set forth on such Service Provider Stockholder's signature page hereto;

          (iii) If to the Company at:

                    80 Lamberton Road
                    Windsor, CT 06095
                    Attention: Stephen V.R. Whitman
                    Facsimile: (860) 298-4969

                    With a copy to:

                    Latham & Watkins LLP
                    555 Eleventh Street, N.W.
                    Tenth Floor
                    Washington, D.C. 20004
                    Attention: Daniel T. Lennon
                    Facsimile: (202) 637-2201

          (g) Recapitalization, Exchange, Etc. Affecting the Company's Capital Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock and all of the shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

          (i) Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful Party shall be entitled to recover reasonable attorney's fees in addition to any other available remedy.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

          (k) Amendment. This Agreement may be amended by resolution of the board of directors of the Company which is approved in writing by the Carlyle Stockholders. At any time hereafter, additional Service Provider Stockholders may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

          (l) Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Service Provider Stockholder of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase, or cancellation of any Restricted Share or any option to purchase Restricted Securities.

          (m) Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.

                  [Remainder of Page Intentionally Left Blank.]

          IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

                                        SUNSHINE ACQUISITION CORPORATION,


                                        By:
                                            ------------------------------------
                                        Name: Claudius E. Watts, IV
                                        Title: Managing Director


                                        CARLYLE PARTNERS IV, L.P.,
                                        a Delaware limited partnership

                                        By:TC Group IV, L.P.,
                                        its General Partner

                                        By:TC Group IV, L.L.C.,
                                        its General Partner

                                        By:TC Group, L.L.C.,
                                        its Managing Member

                                        By:TCG Holdings, L.L.C.,
                                        its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Claudius E. Watts, IV
                                        Title: Managing Director


                                        CP IV COINVESTMENT, L.P.,
                                        a Delaware limited partnership

                                        By:TC Group IV, L.P.,
                                        its General Partner

                                        By:TC Group III, L.L.C.,
                                        its General Partner

                                        By:TC Group, L.L.C.,
                                        its Managing Member

                                        By:TCG Holdings, L.L.C.,
                                        its Managing Member


                                        By:
                                            ------------------------------------
                                        Name: Claudius E. Watts, IV
                                        Title: Managing Director

                                        SERVICE PROVIDER STOCKHOLDER


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------

                                        Notice Address:

                                        ----------------------------------------

                                        ----------------------------------------

Service Provider Stockholder Signature Page

                                                                       EXHIBIT A

                                 SIGNATURE PAGE
                                       TO
                   SERVICE PROVIDER STOCKHOLDERS AGREEMENT OF
                        SUNSHINE ACQUISITION CORPORATION

By execution of this signature page, _____________hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Service Provider Stockholders Agreement of Sunshine Acquisition Corporation, dated as of [______________], 2005, by and among Sunshine Acquisition Corporation, a Delaware corporation, Carlyle Partners IV, L.P., a Delaware limited partnership, CP IV Coinvestment, L.P., and certain other parties thereto, as amended from time to time thereafter.

                                        ----------------------------------------
                                        [Name]

                                        Notice Address:

                                        ----------------------------------------

                                        ----------------------------------------

Accepted:

Sunshine Acquisition Corporation


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------